Exhibit 10.25

Celebrating Five Decades of International Exchange

December 9, 2009

By Facsimile, Certified Mail and Federal Express

People to People International
World Headquarters
911 Main Street, Suite 2110
Kansas City, MO 64105

Attn: Ms. Mary Eisenhower

Re:  Exercise of Option

Ladies and Gentlemen:

Pursuant to Section 2 of the Amendment to General Contracts, dated January 22, 2000, by and among People to People International, Ambassadors International, Inc. and Ambassador Programs, Inc. (the “Amendment”), we hereby exercise the option to extend the term of all of the Contracts (as defined in the Amendment) through June 30, 2020.

Please feel free to call me with any questions.

Regards,

/s/ Jeffrey D. Thomas
Jeffrey D. Thomas Chief Executive Officer